                                                                    Exhibit 99.1

                                                                          [LOGO]
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Media Inquiries:                     Kurt Kadatz/Hejdi Feick      (403) 920-7877
Unitholder and Analyst Inquiries:    David Moneta/Debbie Stein    (877) 290-2772


NEWS RELEASE


               TC PipeLines, LP Announces 2003 Fourth Quarter and
                                 Annual Results


CALGARY, Alberta - January 29, 2004 - (Nasdaq: TCLP) - TC PipeLines, LP (the Partnership) today reported fourth quarter 2003 net income of $12.1 million or $0.66 per unit (all amounts in U.S. dollars) compared to $8.9 million or $0.49 per unit in fourth quarter 2002. For the twelve months ended December 31, 2003, the Partnership reported net income of $48.0 million or $2.63 per unit compared to $45.5 million or $2.50 per unit for the prior year. The increase in net income is due to higher equity income from both Northern Border Pipeline Company ("Northern Border Pipeline") and Tuscarora Gas Transmission Company ("Tuscarora").

The Partnership's fourth quarter 2003 cash generated from operations was $12.4 million, compared to $13.4 million in fourth quarter 2002. The decrease is mainly due to the classification of a portion of the cash distribution from Northern Border Pipeline as return of capital. Cash distributions from Northern Border Pipeline in the fourth quarter of 2003 were $12.3 million compared with $12.6 million in the prior year. Current accounting practice requires the classification of cumulative cash distributions in excess of cumulative earnings to be reported as a return of capital. In fourth quarter 2003, cumulative distributions from Northern Border Pipeline exceeded cumulative equity earnings to the Partnership by $1.0 million. This change in classification has no impact on the Partnership's cash available for distribution.

For the year ended December 31, 2003, cash generated from operations amounted to $49.6 million compared to $52.1 million for 2002. The decrease in 2003 reflects lower cash flows from Northern Border Pipeline due to refunds paid by Northern Border Pipeline to its shippers for electricity costs that had been previously collected through company use gas provisions, and the classification of $1.0 million of the cash distribution from Northern Border Pipeline as a return of capital. Cash distributions from Tuscarora in 2003 were $6.2 million compared to $4.6 million in the prior year due to increased cash flows from the 2002 expansion.

"2003 was another year of solid financial performance for TC PipeLines, LP," said Ron Turner, President and Chief Executive Officer of the general partner, TC PipeLines GP, Inc. "Successes in 2003 included Northern Border Pipeline's recontracting of transportation capacity, additional debt paydown, and an increase in our cash distribution for the fourth consecutive year." On January 16, 2004, the Partnership announced its fourth quarter cash distribution in the amount of $0.55 per unit.

FINANCIAL HIGHLIGHTS
(unaudited)                                                 THREE MONTHS ENDED               TWELVE MONTHS ENDED
(millions of U.S. dollars,                                      DECEMBER 31                      DECEMBER 31
except per unit amounts)
-------------------------------------------------------------------------------------------------------------------
                                                             2003           2002              2003          2002
                                                   ----------------------------------------------------------------

Net Income                                                   12.1            8.9              48.0          45.5

     Per unit (1)                                           $0.66          $0.49             $2.63         $2.50

Cash Generated from Operations                               12.4           13.4              49.6          52.1

Return of Capital from Northern Border Pipeline               1.0              -               1.0             -

Cash Distributions Paid                                      10.1            9.6              39.4          37.4

Cash Distributions Declared per Unit (2)                    $0.55         $0.525            $2.175        $2.075

Units Outstanding (millions)                                 17.5           17.5              17.5          17.5

(1) Net Income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.

(2) The Partnership's 2003 fourth quarter cash distribution will be paid on February 13, 2004 to unitholders of record as of January 30, 2004.

NET INCOME
FOURTH QUARTER 2003
The Partnership reported fourth quarter 2003 net income of $12.1 million or $0.66 per unit, an increase of $3.2 million compared to $8.9 million or $0.49 per unit in fourth quarter 2002.

Equity income from Northern Border Pipeline was $11.0 million in fourth quarter 2003 compared to $8.2 million in the same quarter of 2002. In the fourth quarter 2002, Northern Border Pipeline recorded a reserve of $10.0 million (TC PipeLines' share = $3.0 million) to reflect the costs related to its treatment of previously collected quantities of natural gas used in utility operations to cover electric power costs. The increase in 2003 fourth quarter equity income was also attributable to lower interest expense resulting from a reduction in interest rates and lower average debt balances. This was partially offset by a $3.1 million (TC PipeLines' share = $0.9 million) provision by Northern Border Pipeline in fourth quarter 2003 related to charges for the potential termination costs of Enron's employee pension benefit plan. Equity income from Tuscarora amounted to $1.5 million in fourth quarter 2003 compared to $1.4 million for fourth quarter 2002. The increase was primarily due to additional operating income from Tuscarora's expansion facilities.

The Partnership's fourth quarter 2003 general and administrative expenses were $0.4 million, unchanged from fourth quarter 2002. Financial charges of less than $0.1 million for fourth quarter 2003 were lower than the same period last year primarily due to lower long-term debt balances.

YEAR ENDED DECEMBER 31, 2003
The Partnership reported net income of $48.0 million or $2.63 per unit for the year ended December 31, 2003, an increase of $2.5 million compared to $45.5 million or $2.50 per unit for 2002.

The Partnership's equity income from Northern Border Pipeline was $44.5 million for 2003, an increase of $1.7 million compared to $42.8 million in 2002. This variance is primarily due to higher revenues and lower interest expense in 2003, partially offset by higher salary and benefit costs including a provision for charges for termination costs related to Enron's employee pension benefit plan.

The Partnership's equity income from Tuscarora was $5.3 million for the year ended December 31, 2003, an increase of $0.6 million compared to $4.7 million in 2002. The increase is primarily due to incremental revenues from the 2002 expansion, which went into service December 1, 2002, partially offset by higher operations and maintenance expenses and higher depreciation related to the new facilities.

The Partnership's general and administrative expenses were $1.7 million in 2003 as compared to $1.5 million in 2002. Financial charges were $0.1 million for the year ended December 31, 2003 compared to $0.5 million in 2002. The Partnership reduced the amount outstanding on its credit facility during the year by $6.0 million, resulting in lower interest expense.

CASH FLOW
FOURTH QUARTER 2003
The Partnership reported fourth quarter 2003 cash generated from operations of $12.4 million compared to $13.4 million for fourth quarter 2002. The decrease is mainly due to the classification of a portion of the cash distribution from Northern Border Pipeline as return of capital.

In fourth quarter 2003, the Partnership received a cash distribution from Northern Border Pipeline amounting to $12.3 million compared to $12.6 million in fourth quarter 2002. The decrease in distribution from Northern Border Pipeline is primarily due to higher electricity costs incurred by Northern Border Pipeline during third quarter 2003. Current accounting practice requires the classification of cumulative cash distributions in excess of cumulative earnings to be reported as a return of capital. In fourth quarter 2003, cumulative distributions from Northern Border Pipeline exceeded cumulative equity earnings to the Partnership by $1.0 million. Partially offsetting the decrease in the cash distribution from Northern Border Pipeline is a $0.2 million increase in the cash distribution from Tuscarora reflecting incremental cash inflows from new transportation contracts related to Tuscarora's expansion facilities.

During fourth quarter 2003, the Partnership paid an aggregate $10.1 million of cash distributions to unitholders and its general partner, compared to $9.6 million in fourth quarter 2002. This cash distribution, on a per unit basis, represents $0.55 per unit in fourth quarter 2003, as compared to $0.525 per unit in fourth quarter 2002, as well as the general partner interest including incentive distributions.

YEAR ENDED DECEMBER 31, 2003
The Partnership reported 2003 cash generated from operations of $49.6 million compared to $52.1 million for 2002. The Partnership received cash distributions from Northern Border Pipeline in 2003 amounting to $46.2 million compared to $49.2 million in 2002. In 2003, $1.0 million of the distribution has been reported as a return of capital from Northern Border Pipeline. In total, 2003 distributions from Northern Border Pipeline decreased $3.0 million from 2002 due primarily to refunds paid by Northern Border Pipeline in 2003 to its shippers for electricity costs that had been previously collected through company use gas provisions. The impact of this decrease was partially offset by increased cash flow from Tuscarora. The Partnership received cash distributions from Tuscarora in 2003 amounting to $6.2 million, an increase of $1.6 million compared to $4.6 million in the prior year. This increase reflects Tuscarora's incremental cash inflows from new transportation contracts, including those related to Tuscarora's expansion facilities.

During 2003, the Partnership used $4.1 million of its cash to fund a portion of Tuscarora's expansion. The Partnership paid an aggregate $39.4 million of cash distributions in 2003 to unitholders and its general partner compared to $37.4 million in 2002. The Partnership used $6.0 million of its cash from operations to reduce the balance owing on its credit facility from $11.5 million to $5.5 million.

TC PipeLines, LP is a publicly held limited partnership. It owns a 30 per cent interest in Northern Border Pipeline Company, a Texas general partnership, and a 49 per cent interest in Tuscarora Gas Transmission Company, a Nevada general partnership. Northern Border Pipeline, which is owned 70 per cent by Northern Border Partners, L.P., a publicly traded master limited partnership controlled by affiliates of Enron Corp., owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of Gas Transmission Northwest Corporation
(GTN), to northern Nevada. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. Subsidiaries of TransCanada Corporation also hold common and subordinated units of the Partnership. Common units of TC PipeLines, LP are quoted on the Nasdaq Stock Market and trade under the symbol "TCLP". For more information about TC PipeLines, LP, visit the Partnership's Internet site at www.tcpipelineslp.com.
---------------------

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION
This news release includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. Words such as "believes", "expects", "intends", "forecasts", "projects", and similar expressions, identify forward-looking statements within the meaning of the Securities Litigation Reform Act. All forward-looking statements are based on the Partnership's current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership's current views with respect to future events. Important factors that could cause actual results to materially differ from the Partnership's current expectations include regulatory decisions, particularly those of the Federal Energy Regulatory Commission, the Securities and Exchange Commission, majority control of the Northern Border Pipeline management committee by affiliates of Enron Corp., which has filed for bankruptcy protection, the failure of a shipper on either one of the Partnership's pipelines to perform its contractual obligations, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and other risks inherent in the transportation of natural gas as discussed in the Partnership's filings with the Securities and Exchange Commission, including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002.

                                TC PIPELINES, LP
                              FINANCIAL HIGHLIGHTS

STATEMENT OF INCOME

                                                                           THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                                  DECEMBER 31                    DECEMBER 31
                                                                           2003          2002            2003           2002
(millions of U.S. dollars, except per unit amounts)                 (unaudited)   (unaudited)     (unaudited)
-----------------------------------------------------------------------------------------------------------------------------
Equity Income from Investment in
  Northern Border Pipeline Company (1)                                     11.0           8.2           44.5            42.8
Equity Income from Investment in
  Tuscarora Gas Transmission Company (2)                                    1.5           1.4            5.3             4.7
General and Administrative Expenses                                        (0.4)         (0.4)          (1.7)           (1.5)
Financial Charges                                                           -            (0.3)          (0.1)           (0.5)
                                                                 ------------------------------------------------------------
NET INCOME                                                                 12.1           8.9           48.0            45.5
                                                                 ============================================================

NET INCOME PER UNIT (3)                                                   $0.66         $0.49          $2.63           $2.50
                                                                 ============================================================

UNITS OUTSTANDING (MILLIONS)                                               17.5          17.5           17.5            17.5
                                                                 ============================================================

BALANCE SHEET

                                                                               DECEMBER 31, 2003          December 31, 2002
(millions of U.S. dollars)                                                           (unaudited)
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                                        7.5                         6.4
Investment in Northern Border Pipeline Company (1)                                        240.7                       242.9
Investment in Tuscarora Gas Transmission Company (2)                                       39.9                        36.7
                                                                 -----------------------------------------------------------
                                                                                          288.1                       286.0
                                                                 ===========================================================

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities                                                                         0.6                         0.6
Current Portion of Long-Term Debt                                                           5.5                         -
Long-Term Debt                                                                              -                          11.5
Partners' Equity                                                                          282.0                       273.9
                                                                 -----------------------------------------------------------
                                                                                          288.1                       286.0
                                                                 ===========================================================

CASH FLOW INFORMATION

                                                                           THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                                  DECEMBER 31                    DECEMBER 31
                                                                           2003          2002            2003           2002
(millions of U.S. dollars)                                          (unaudited)   (unaudited)     (unaudited)
-----------------------------------------------------------------------------------------------------------------------------
Cash Generated from Operations
  Distributions Received from Equity Investments
     Northern Border Pipeline Company                                     11.3          12.6            45.2            49.2
     Tuscarora Gas Transmission Company                                    1.5           1.3             6.2             4.6
  Other                                                                   (0.4)         (0.5)           (1.8)           (1.7)
                                                                 ------------------------------------------------------------
Cash Generated from Operations                                            12.4          13.4            49.6            52.1
Investment in Tuscarora Gas Transmission Company                           -            (2.9)           (4.1)           (7.4)
Return of Capital from Northern Border Pipeline Company                    1.0            -              1.0             -
Distributions Paid                                                       (10.1)         (9.6)          (39.4)          (37.4)
Repayment of Long-Term Debt                                                -              -             (6.0)          (10.0)
Other                                                                      -            (0.1)            -              (0.1)
                                                                 ------------------------------------------------------------
Increase / (Decrease) In Cash                                              3.3           0.8             1.1            (2.8)
                                                                 ============================================================

(1) NORTHERN BORDER PIPELINE COMPANY

    TC PipeLines, LP holds a 30% general partner interest in Northern Border Pipeline Company. Summarized operating and financial information of Northern Border Pipeline for the three and twelve months ended December 31, 2003 and 2002 and as at December 31, 2003 and December 31, 2002 is as follows:

                                                                        THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                               DECEMBER 31                DECEMBER 31
                                                                       2003           2002          2003         2002
                                                                (unaudited)    (unaudited)    (unaudited)
    ------------------------------------------------------------------------------------------------------------------
    Operating Results
    Gas Delivered (million cubic feet)                           215,403           213,642      849,920      838,736
    Average Throughput (million cubic feet per day)                2,410             2,397        2,396        2,369


    FINANCIAL RESULTS (millions of U.S. dollars)
    Operating Revenue                                               82.5              81.2        324.2        321.0
    Operating Expenses
        Operations and Maintenance                                  13.5              19.5         43.8         41.5
        Depreciation and Amortization                               14.5              15.2         57.8         58.7
        Taxes other than Income                                      7.1               7.8         29.6         28.4
                                                             --------------------------------------------------------
    Total Operating Expenses                                        35.1              42.5        131.2        128.6
                                                             --------------------------------------------------------
    Operating Income                                                47.4              38.7        193.0        192.4
    Interest Expense, Net                                          (10.4)            (11.6)       (44.9)       (51.5)
    Other Income                                                    (0.3)              0.2          0.1          1.8
                                                             --------------------------------------------------------
    Net Income                                                      36.7              27.3        148.2        142.7
                                                             ========================================================

    CAPITAL EXPENDITURES (millions of U.S. dollars)
    Maintenance                                                      3.0               1.5         6.4           7.4
    Growth                                                           6.1               0.2         6.5           1.0

                                                                     DECEMBER 31, 2003         December 31, 2002
    Summary Balance Sheet Data (millions of U.S. dollars)                  (unaudited)
                                                             ----------------------------------------------------
    Total Assets                                                               1,692.6                  1,740.0
                                                             ====================================================

    Other Current Liabilities and
         Reserves and Deferred Credits                                            68.7                     81.3
    Long-Term Debt (including current maturities)                                821.5                    848.9
    Partners' Capital                                                            797.2                    803.0
    Accumulated Other Comprehensive Income                                         5.2                      6.8
                                                             ----------------------------------------------------
    Total Liabilities and Partners' Equity                                     1,692.6                  1,740.0
                                                             ====================================================

(2) TUSCARORA GAS TRANSMISSION COMPANY

    TC PipeLines, LP holds a 49% general partner interest in Tuscarora Gas Transmission Company. Summarized operating and financial information of Tuscarora for the three and twelve months ended December 31, 2003 and 2002 and as at December 31, 2003 and December 31, 2002 is as follows:

                                                                        THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                                               DECEMBER 31                DECEMBER 31
                                                                       2003           2002          2003         2002
                                                                (unaudited)    (unaudited)   (unaudited)
    ------------------------------------------------------------------------------------------------------------------
     Operating Results
     Gas Delivered (million cubic feet)                              7,573        5,705        21,974          19,792
     Average Throughput (million cubic feet per day)                    82           62            60              54

     FINANCIAL RESULTS (millions of U.S. dollars)
     Operating Revenue                                                 7.7          6.3          29.7            23.1
     Operating Expenses
         Operations, Maintenance & Administrative                      0.9          0.6           3.7             1.7
         Depreciation and Amortization                                 1.6          1.3           6.4             4.9
         Taxes other than Income                                       0.3          0.3           1.3             1.1
                                                             --------------------------------------------------------
     Total Operating Expenses                                          2.8          2.2          11.4             7.7
                                                             --------------------------------------------------------
     Operating Income                                                  4.9          4.1          18.3            15.4
     Interest Expense, Net                                            (1.6)        (1.4)         (6.5)           (5.7)
     Other Income                                                      -            0.2           -               0.7
                                                             --------------------------------------------------------
     Net Income                                                        3.3          2.9          11.8            10.4
                                                             ========================================================

     CAPITAL EXPENDITURES (millions of U.S. dollars)
     Maintenance                                                       0.1            -           0.1             0.2
     Growth                                                            0.3          6.2           1.2            31.6

                                                                       December 31, 2003       December 31, 2002
     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)                   (unaudited)
                                                             ----------------------------------------------------
     Total Assets                                                                 149.6                    154.5
                                                             ====================================================

     Other Current Liabilities and
          Reserves and Deferred Credits                                              2.1                     9.9
     Long-Term Debt (including current maturities)                                  85.4                    90.0
     Partners' Capital                                                              62.0                    54.2
     Accumulated Other Comprehensive Income                                          0.1                     0.4
                                                             ----------------------------------------------------
     Total Liabilities and Partners' Equity                                       149.6                    154.5
                                                             ====================================================


(3) Net income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.